                                                                    Exhibit 4
                                                                    ---------


                               OWENS & MINOR, INC.

                      1998 STOCK OPTION AND INCENTIVE PLAN

                        (amended as of February 23, 2001)

                              OWENS & MINOR, INC.


Table of Contents
-----------------

                                                                          Page
                                                                          ----

ARTICLE I DEFINITIONS
     1.01. Administrator
     1.02. Agreement
     1.03. Board
     1.04. Change in Control
     1.05. Code
     1.06. Committee
     1.07. Common Stock
     1.08. Company
     1.09. Control Change Date
     1.10. Corresponding SAR
     1.11. Exchange Act
     1.12. Fair Market Value
     1.13. Incentive Award
     1.14. Initial Value
     1.15. Option
     1.16. Participant
     1.17. Performance Shares
     1.18. Plan
     1.19. Related Entity
     1.20. SAR
     1.21. Stock Award
     1.22. Ten Percent Shareholder

ARTICLE II PURPOSES
ARTICLE III ADMINISTRATION
ARTICLE IV ELIGIBILITY
     4.01. General
     4.02. Grants

ARTICLE V STOCK SUBJECT TO PLAN
     5.01. Shares Issued
     5.02. Aggregate Limit
     5.03. Individual Limitations
     5.04. Reallocation of Shares

ARTICLE VI OPTIONS AND SARS
     6.01. Awards
     6.02. Option Price
     6.03. Maximum Option or SAR Period
     6.04. Nontransferability
     6.05. Transferable Options and SARs
     6.06. Exercise
     6.07. Payment
     6.08. Determination of Payment of Cash and/or Common Stock
           Upon Exercise of SAR

     6.09. Shareholder Rights
     6.10. Change in Control

ARTICLE VII STOCK AWARDS
     7.01. Awards
     7.02. Vesting
     7.03. Performance Objectives
     7.04. Change in Control
     7.05. Shareholder Rights

ARTICLE VIII PERFORMANCE SHARE AWARDS
     8.01. Award
     8.02. Earning the Award
     8.03. Payment
     8.04. Change in Control
     8.05. Shareholder Rights

ARTICLE IX INCENTIVE AWARDS
     9.01. Awards
     9.02. Terms and Conditions

ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK
ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
ARTICLE XII GENERAL PROVISIONS
     12.01. Effect on Employment or Service
     12.02. Unfunded Plan
     12.03. Disposition of Stock
     12.04. Rules of Construction
     12.05. Employee Status
     12.06. Withholding Taxes
     12.07. Certain Reduction of Parachute Payments

ARTICLE XIII AMENDMENT
ARTICLE XIV DURATION OF PLAN
ARTICLE XV EFFECTIVE DATE OF PLAN

                              OWENS & MINOR, INC.
                      1998 STOCK OPTION AND INCENTIVE PLAN

ARTICLE I

     DEFINITIONS
     -----------

     1.01.  Administrator

     Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

     1.02.  Agreement

     Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Incentive Award, Option or SAR granted to such Participant.

     1.03.  Board

     Board means the Board of Directors of the Company.

     1.04.  Change in Control

     Change in Control means:

          (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose;

          (b) During any period of two consecutive years (not including any period prior to the execution of this agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the

               Company's stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

          (c) The stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person"(as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

          (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     1.05.  Code

     Code means the Internal Revenue Code of 1986, and any amendments thereto.

     1.06.  Committee

     Committee means the Compensation and Benefits Committee of the Board.

     1.07.  Common Stock

     Common Stock means the common stock of the Company.

     1.08.  Company

     Company means Owens & Minor, Inc.

     1.09.  Control Change Date

     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

     1.10.  Corresponding SAR

     Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

     1.11.  Exchange Act

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     1.12.  Fair Market Value

     Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

     1.13.  Incentive Award

     Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or a Related Entity.

     1.14.  Initial Value

     Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

     1.15.  Option

     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.16.  Participant

     Participant means an employee of the Company or a Related Entity, including an employee who is a member of the Board, or an individual who provides services to the Company or a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares or a Stock Award, an Option, an SAR, or an Incentive Award or a combination thereof.

     1.17.  Performance Shares

     Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant, or his or her estate or beneficiary in the event of the Participant's death, to receive cash or a Stock Award or a combination thereof.

     1.18.  Plan

     Plan means the Owens & Minor, Inc. 1998 Stock Option and Incentive Plan.

     1.19.  Related Entity

     Related Entity means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

     1.20.  SAR

     SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the Initial Value, or (b) the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

     1.21.  Stock Award

     Stock Award means Common Stock awarded to a Participant under Article VII or in accordance with an award of Performance Shares.

     1.22.  Ten Percent Shareholder

     Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Related Entity. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

     PURPOSES
     --------

     The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees by enabling such employees to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares, the grant of Stock Awards, SARs, the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of

Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

     ADMINISTRATION
     --------------

     The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and to grant Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Award, or Performance Shares, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company achieve a specified level of financial performance. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or an award of Performance Shares may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

     ELIGIBILITY
     -----------

     4.01.  General.

     Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) or a person who provides services to the Company or a Related Entity (including a corporation that becomes a Related Company after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan.

     4.02.  Grants.

     The Administrator will designate individuals to whom an award of Performance Shares are to be granted and to whom Stock Awards, Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An SAR may be granted with or without a related Option. Each award of Performance Shares and all Stock Awards, Options, SARs, and Incentive Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

ARTICLE V

     STOCK SUBJECT TO PLAN
     ---------------------

     5.01.  Shares Issued.

     Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

     5.02.  Aggregate Limit.

     The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 2,780,000 shares. Moreover, the maximum aggregate number of shares of Common Stock that may be issued as Stock Awards is 460,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards shall be subject to adjustment as provided in Article X.

     5.03.  Individual Limitations.

     Subject to the limitations set forth in the preceding sections, no individual may, in any calendar year, be granted or awarded (i) Options, covering more than 75,000 shares of Common Stock; (ii) SARs with respect to 75,000 shares of Common Stock; (iii) Stock Awards covering 25,000 shares of Common Stock; (iv) Performance Shares covering more than 25,000 shares of Common Stock; or (v) Incentive Awards exceeding the lesser of 75% of the Participant's base salary (prior to any salary reduction or deferral election) or $500,000.
In applying the limitations of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. The limitations set forth in this Section 5.03 shall be subject to adjustment as provided in Article X.

     5.04.  Reallocation of Shares.

     If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an award of Performance Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the Performance Share Award or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Stock Award may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan.

ARTICLE VI

     OPTIONS AND SARS
     ----------------

     6.01.  Awards.

     In accordance with Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate each individual to whom an Option, SAR or both is to be made and will specify the number of shares of Common Stock covered by such awards.

     6.02.  Option Price.

     The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in
Article X, the Administrator may not adjust or amend the option price or Initial Value of a previously granted Option or SAR whether through amendment, cancellation, replacement grant or any other means.

     6.03.  Maximum Option or SAR Period.

     The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or a Corresponding SAR granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option or its Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

     6.04.  Nontransferability.

     Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     6.05.  Transferable Options and SARs.

     Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any transfer of an Option or SAR (by the Participant or his transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities.

     6.06.  Exercise.

     Subject to the provisions of this Plan, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

     6.07.  Payment.

     Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the surrendered shares (on the day preceding the exercise date) must not be less than the Option price of the shares for which the Option is being exercised.

     6.08. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.

     At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

     6.09.  Shareholder Rights.

     No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option or SAR until the date of exercise of such Option or SAR.

     6.10.  Change in Control.

     Section 6.06 to the contrary notwithstanding, after a Control Change Date each Option and SAR shall be fully exercisable thereafter in accordance with the terms of the applicable Agreement. If not sooner exercisable under the terms of the applicable Agreement, a Participant's Option or SAR shall be fully exercisable (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date.
For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

ARTICLE VII

     STOCK AWARDS
     ------------

     7.01.  Awards.

     In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards. The limitation of Section
5.03 on the issuance of Stock Awards shall not limit the issuance of Stock Awards in settlement of Performance Share awards.

     7.02.  Vesting.

     The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term. If a Stock Award is not nonforfeitable and transferable upon its grant, the period of restriction shall be at least three years, provided that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

     7.03.  Performance Objectives.

     In accordance with Section 7.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth,
(xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added, or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent the Committee certifies that such objectives have been achieved.

     7.04.  Change in Control.

     Sections 7.02 and 7.03 to the contrary notwithstanding, after a Control Change Date each Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement. If not sooner transferable and nonforfeitable under the terms of the applicable Agreement, a Participant's interest in a Stock Award shall be transferable and nonforfeitable (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

     7.05.  Shareholder Rights.

     Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.

ARTICLE VIII

     PERFORMANCE SHARE AWARDS
     ------------------------

     8.01.  Award.

     In accordance with the provisions of Article IV and subject to the limitations set forth in paragraph 5.03, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

     8.02.  Earning the Award

     The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award, a cash payment or a combination thereof, only upon the satisfaction of certain requirements. By way of example and not of limitation, the restrictions may provide that Performance Shares shall be earned only upon the Participant's completion of a specified period of employment with the Company or Related Entity or upon the attainment of stated performance objectives or goals. The period for determining whether such requirements are satisfied shall be at least three years; provided that the period shall be at least one year in the case of Performance Shares earned upon the attainment of stated performance objectives or goals. Such performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added or (xii) peer group comparisons of any of the aforementioned objectives. If the

Committee, on the date of the award, prescribes that Performance Shares shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Performance Shares shall be earned only to the extent the Committee certifies that such objectives have been achieved.

     8.03.  Payment.

     In the discretion of the Administration, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

     8.04.  Change in Control.

     Section 8.02 to the contrary notwithstanding, after a Control Change Date each Performance Share shall be earned in its entirety and converted into a Stock Award in accordance with the terms of the applicable Agreement. If not sooner earned in accordance with the terms of the applicable Agreement, a Participant's interest in each Performance Share shall be earned and converted into a Stock Award (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity. Each such Stock Award issued under this Section 8.04 will be transferable and nonforfeitable

     8.05.  Shareholder Rights.

     No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Shares are awarded and the date a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 7.05.

ARTICLE IX

     INCENTIVE AWARDS
     ----------------

     9.01.  Awards.

     The Administrator shall designate Participants to whom Incentive Awards are made for annual incentive payments. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator, subject to the limitations set forth in Section 5.03.

     9.02.  Terms and Conditions.

     The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company, a Related Entity, or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. The period for determining whether such requirements are satisfied shall be at least one year. The performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets,
(vi) earnings per share, (vii) cash flow per share, (viii) book value per share,
(ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that the Incentive Award shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives have been achieved. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

ARTICLE X

     ADJUSTMENT UPON CHANGE IN COMMON STOCK
     --------------------------------------

     The maximum number of shares as to which Options, SARs, Stock Awards and awards of Performance Shares may be granted under this Plan, the individual limitations set forth in Section 5.03, and the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, and Incentive Awards shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee is equitably required. Any determination made under this Article X by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Stock Awards, and awards of Performance Shares may be granted, the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, or Incentive Awards, or the individual limitations set forth in Section 5.03.

     The Committee may make Stock Awards and may grant awards of Performance Shares, Options, and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this
Article X. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted awards of Performance Shares, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XI

     COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
     -----------------------------------------------------

     No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII

     GENERAL PROVISIONS
     ------------------

     12.01.  Effect on Employment or Service.

     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

     12.02.  Unfunded Plan.

     The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     12.03.  Disposition of Stock.

     A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

     12.04.  Rules of Construction.

     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     12.05.  Employee Status.

     In the event that the terms of any award of Performance Shares, or Stock Award or Incentive Award or the grant of any Option or SAR provide that shares completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

     12.06.  Withholding Taxes.

     Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the

Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, an SAR or Incentive Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of an award of Performance Shares or the grant or vesting of a Stock Award, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, the Stock Award vests or the Performance Shares are earned, as applicable.

     12.07.  Certain Reduction of Parachute Payments

     Any benefit, payment, accelerated vesting or other right under this Plan may constitute a "parachute payment" (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In that event, the Company shall reduce any such parachute payments, if, and only to the extent that a reduction will allow the Participant to receive a greater "net after-tax amount" than such Participant would receive absent a reduction. For purposes of this Plan section, "net after tax amount" means the amount of any parachute payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Plan Agreement. The determination of the net after tax amount shall be calculated by applying the foregoing taxes on income of the same character as the parachute payments or capped parachute payments, as applicable at the top marginal rates, in effect for the year in which the determination is made. "Capped parachute payments" means the largest amount of parachute payments that may be paid without liability under Code section 4999.

ARTICLE XIII

     AMENDMENT
     ---------

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, or under any Stock Award, Option or SAR outstanding at the time such amendment is made.

ARTICLE XIV

     DURATION OF PLAN
     ----------------

     No Performance Shares may be awarded and no Stock Award, Option, SAR or Incentive Award may be granted under this Plan after April 28, 2005. Performance Shares awarded, and Stock Awards, Options, SARs and Incentive Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XV

     EFFECTIVE DATE OF PLAN
     ----------------------

     Performance Shares may be awarded and Options, SARs and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no award of Performance Shares, Option or SAR will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption. Stock Awards may be granted under this Plan upon its approval by shareholders in accordance with the preceding sentence.